Exhibit 10.12

FIRST SUPPLEMENTAL LETTER

To:	Platon Marine LLC
Kronos Marine LLC
Socrates Marine LLC
Rea Marine LLC each of
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro
The Marshall Islands MH96960

30 July 2014

Dear Sirs

Loan Agreement dated 29 November 2011 (the “Loan Agreement”) made between (i) Platon Marine LLC, Kronos Marine LLC, Socrates Marine LLC and Rea Marine LLC as joint and several borrowers (the “Borrowers”), (ii) the banks and financial institutions listed as lenders in Schedule 1 therein (the “Lenders”) and (ii) ABN AMRO BANK N.V. as agent and security agent (the “Agent”) in respect of a loan facility of (originally) up to US$91,371,000

We refer to the Loan Agreement. Words and expressions defined in the Loan Agreement shall have the same meaning when used in this Letter and for the purposes of this Letter:

“Agreed Form” means, in relation to any document, that document in the form approved in writing by the Agent;

“Guarantees” means the guarantee and indemnity granted or to be granted by each of the Borrowers in favour of ABN AMRO BANK N.V. as lender under the Zeus Loan Agreement (the “Zeus Lender”), in the Agreed Form, and “Guarantee” means any one of them;

“Second Priority Assignments” means, in respect of each Borrower’s Vessel, a second priority deed of assignment of, inter alia, the Insurances, Earnings, Charters, Initial Charter and Requisition Compensation in respect of the Borrowers’ Vessels in favour of the Zeus Lender, in the Agreed Form, and “Second Priority General Assignment” means any of them;

“Second Priority Manager’s Undertakings” means, in respect of each Borrower’s Vessel, a second priority letter of undertaking executed by each Manager in favour of the Zeus Lender in the terms required by the Agent agreeing certain matters in relation to the Manager serving as the Manager of that Borrowers’ Vessel, subordinating its rights against that Borrower’s Vessel and the relevant Borrower to the rights of the Zeus Lender under any of the Security Documents and, in the case of Technomar Shipping Inc. (as technical manager), assigning its right, title and interest in the Insurances, each in favour of the Zeus Lender, in the Agreed Form, and “Second Priority Manager’s Undertaking” means any one of them;

“Second Priority Mortgages” means, in respect of each Borrower’s Vessel, the second priority statutory mortgage over the Borrowers’ Vessels together with a deed of covenants collateral thereto, each in favour of the Zeus Lender, in the Agreed Form, and “Second Priority Mortgage” means any one of them; and

“Second Priority Vessel Security Documents” means, together, the Guarantees, the Second Priority Mortgages, the Second Priority General Assignments and the Second Priority Manager’s Undertakings and “Second Priority Vessel Security Document” means any one of them.

We hereby advise you that at the date hereof the outstanding balance of the Loan is $42,312,240.

You have requested that we agree to the execution or, as the case may be, registration of the Second Priority Vessel Security Documents over and in respect of each Vessel as additional security for the obligations of the Collateral Owner under the Zeus Loan Agreement and the Security Documents (as defined in the Zeus Loan Agreement).

We hereby confirm our consent and approval to these arrangements and the execution or, as the case may be, registration of the Second Priority Vessel Security Documents, in consideration of $10 and other good and value consideration (the value and sufficiency of which the parties hereto acknowledge) and subject to:

(a)	the Borrowers and the other Security Parties signing the acknowledgement to this Letter confirming their agreement to the terms and conditions of the same; and

(b)	evidence that the agent referred to in Clause 23.5.1 of the Loan Agreement has accepted its appointment as agent for services of process under this Letter.

1	Agreement. The Agent (acting on behalf of the Finance Parties) and the Borrowers hereby confirm and agree that the Loan Agreement shall be amended with effect from the date of this Letter as follows:

(a)	by inserting in clause 1.1 thereof the definitions of “Second Priority General Assignments”, “Guarantees”, “Second Priority Manager’s Undertakings”, “Second Priority Mortgages” and “Second Priority Vessel Security Documents” set out in this Letter;

(c)	by adding at the end of clause 12.3.5 thereof the words “other than under the Second Priority Vessel Security Documents”;

(d)	by adding in clause 12.3.11 thereof after “Except in the ordinary course of business” the words “and/or under the Second Priority Vessel Security Documents”;

(e)	by adding at the end of clause 12.3.12 thereof the words “other than the Second Priority Vessel Security Documents”; and

(f)	by construing all references in the Loan Agreement to “this Agreement”, “hereunder” and the like and in the Security Documents to the “Loan Agreement” as references to the Loan Agreement as amended and supplemented by this Letter.

2	Representations and Warranties. The Borrowers hereby represent and warrant to the Agent that (a) the representations and warranties contained in Clause 11 of the Loan Agreement are true and correct on the date of this Letter as if all references therein to “this Agreement” were references to the Loan Agreement as supplemented by this Letter and (b) this Letter comprises the legal, valid and binding obligations of the Borrowers enforceable in accordance with its terms.

3	Loan Agreement and Security Documents. The Borrowers hereby agree with the Agent that the provisions of the Loan Agreement and the Security Documents shall be and are hereby re-affirmed and remain in full force and effect and the Agent reserves the right at any time to demand repayment in full of all sums made available to the Borrowers under the Loan Agreement pursuant to the terms contained therein.

4	Notices. Clause 18 (notices) of the Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

5	Law and jurisdiction. This Letter, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law and Clause 23 (law and jurisdiction) of the Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance at the foot of the Letter.

Yours faithfully

/s/ Vassiliki Georgopoulos
Vassiliki Georgopoulos

for and on behalf of
ABN AMRO BANK N.V.
(as Agent for and on behalf of all Finance Parties)

Accepted and agreed

/s/ Filanthi Katsafadou
Filanthi Katsafadou for and on behalf of
PLATON MARINE LLC
REA MARINE LLC
KRONOS MARINE LLC
SOCRATES MARINE LLC

Dated 30 July 2014

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Letter and agree in all respects to the same and confirm that the Security Documents (as that term is defined in the Loan Agreement) to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Filanthi Katsafadou
Filanthi Katsafadou for and on behalf of
ZEUS ONE MARINE LLC

Dated 30 July 2014

/s/ Filanthi Katsafadou
Filanthi Katsafadou for and on behalf of
POSEIDON CONTAINERS HOLDINGS LLC

Dated 30 July 2014

/s/ Filanthi Katsafadou
Filanthi Katsafadou for and on behalf of
TECHNOMAR SHIPPING INC.

Dated 30 July 2014

/s/ Filanthi Katsafadou
Filanthi Katsafadou for and on behalf of
CONCHART COMMERCIAL INC.

Dated 30 July 2014

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